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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use of our Independent Auditor's Report dated January 3, 2002 regarding the statements of financial condition of Coast Bancorp and Subsidiary as of December 31, 2001 and 2000 and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31 2001 and 2000 in the form set forth in the prospectus included in this Registration Statement on Form SB-2 filed by Coast Bancorp with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/ Vavrinek, Trine, Day & Co. LLP

Laguna Hills, California
May 21, 2002

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Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANT